Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260439

PROSPECTUS SUPPLEMENT

(to the Prospectus dated November 12, 2021)

4,674,454 Shares of Common Stock

667,559 Shares of Common Stock Underlying Pre-Funded Warrants

We are offering 4,674,454 shares of our common stock, par value $0.0001 per share, at an offering price of $7.49 per share, as well as pre-funded warrants to purchase shares 667,559 shares of our common stock, par value $0.00001 per share, at an offering price of $7.4899. The pre-funded warrants have an exercise price of $0.0001, will be immediately exercisable, and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “DRIO.” On February 28, 2022, the last reported sale price for our common stock on Nasdaq was $7.30 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made on or about March 3, 2022.

The date of this prospectus supplement is February 28, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-260439) that was declared effective by the Securities and Exchange Commission, or the SEC, on November 12, 2021. Under this “shelf” registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total amount of $200,000,000. As of February 28, 2022, prior to the consummation of this offering, we may be deemed to have sold $50,000,000 of securities under the foregoing “shelf” registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our “shelf” registration statement, some of which does not apply to the common stock offered by this prospectus supplement.

Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain states or jurisdictions or to certain persons within such states and jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any state or jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated or unless the context requires otherwise, the terms “DarioHealth,” “the Company,” “we,” “our,” and “us” refer to DarioHealth Corp., a Delaware corporation and our wholly-owned subsidiaries LabStyle Innovation Ltd. and Upright Technologies Ltd., each of which are Israeli companies, and Upright Technologies Inc. and PsyInnovations Inc., each a Delaware company.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections titled “Risk Factors,” and our consolidated financial statements and the related notes and other documents incorporated by reference herein and in the accompanying prospectus.

Our Company

We are a leading global Digital Therapeutics company revolutionizing the way people manage their health across the chronic condition spectrum to live a better and healthier life. Our mission is to transform how affected individuals manage their health and chronic conditions by empowering our customers to easily manage their conditions and take steps to improve their overall health. Most chronic conditions are driven by personal behaviors and the individual actions that are or are not taken. We believe that changing these behaviors can dramatically improve our customers’ overall health and substantially reduce unnecessary health spending. However, behavioral change and habit formation are difficult, especially in managing chronic disease and related conditions. Our digital therapeutics endeavor to produce lasting behavior changes in our customers by applying a novel combination of artificial intelligence, or AI, driven dynamic personalization and behavioral science at scale. This allows us to engage and support our customers, and offer them a complete virtual care solution, ideally resulting in improved health outcomes and reduced total cost of care.

We began our sales in the direct-to-consumer space, solving first for what we deemed the most difficult problems: how to engage users and support behavior change to improve clinical outcomes in diabetes. Our most developed AI tools leverage the direct-to-consumer experience from over 150,000 members to drive superior engagement and outcomes. In early 2020, we broadened our solutions to include other medical conditions in addition to diabetes, and to serve business customers who seek to improve the health of their stakeholders. Presently, we have deployed solutions for diabetes, hypertension, and pre-diabetes, and through our acquisition of Upright Technologies Ltd., we now offer solutions for musculoskeletal conditions. We are currently delivering Business to Business to Consumer solutions for providers, employers, and pharmaceutical companies, and we plan to develop a full-risk health plan business, which we expect will provide our AI driven, remote patient monitoring and coaching for a variety of chronic conditions, across a range of customer product lines in 2021.

Our address is 18 W. 18th St., New York, New York and our telephone number is (9724) 770-6377. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

Recent Developments

On March 1, 2022, we entered into a strategic agreement with Sanofi U.S., an innovative global healthcare company. The multi-year, $30 million-dollar agreement, which is subject to certain contingencies, will help accelerate commercial adoption of our full suite of digital therapeutics and drive the expansion of digital health solutions on our platform.

THE OFFERING

Securities offered by us:	4,674,454 shares of our common stock and pre-funded warrants to purchase shares 667,559 shares of our common stock.

Price per security:	$7.49 per share of common stock and $7.4899 per pre-funded warrant.

Common stock to be outstanding after this offering	21,631,910 shares of our common stock (assuming the full exercise of the pre-funded warrants).

Use of proceeds	We intend to use the net proceeds from this offering for commercialization efforts of our products, such as increased marketing or production expenses, and for general working capital purposes. See “Use of Proceeds” on page S-9 for more information.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Listing on Nasdaq Capital Market	Our common stock is listed on The Nasdaq Capital Market under the symbol “DRIO”.

Unless we indicate otherwise, all information in this prospectus supplement is based on 16,957,456 shares of common stock outstanding as of February 28, 2022, and excludes:

•	597,127 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $16.78, 765,362 shares of our common stock issuable upon exercise of outstanding stock options under our 2020 Equity Incentive Plan at a weighted average exercise price of $19.66, and 420.820 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $18.39 per share; and

•	1,373,280 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $14.72 per share as of February 28, 2022.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Ownership of our Common Stock

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of any product candidates we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares of our common stock.

If you purchase our shares in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional securities in future financing transactions.

Since the public offering price per share of our common stock being offered in this offering is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in this offering. As a result, if you purchase shares in this offering, you will incur an immediate and substantial dilution of $0.97 per share, based upon the public offering price of $7.49 per share and our net tangible book value as of September 30, 2021, after giving effect to this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants are exercised, investors purchasing our common stock in this offering may experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” on page S-10 in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Future sales of shares of our common stock, or the perception that such sales may occur, could depress our share price, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception by investors that our stockholders intend to sell substantial amounts of our common stock in the public market, could depress the market price of our common stock even if our business is doing well.

All of the shares of common stock sold in this offering, the shares of common stock issuable upon exercise of the pre-funded warrants, as well as shares issued upon the exercise of options and warrants granted to persons other than our officers and directors, are freely transferable without restrictions or further registration under the Securities Act. If our large stockholders, or any of our other executive officers or directors were to sell a substantial portion of our common stock, or if the market perceived that any such stockholders or other executive officers or directors intends to sell shares of our common stock, such sale or perception could negatively affect our common stock price.

The market price of our common stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our common stock.

During the first quarter of 2022, the market price of our common stock fluctuated from a high of $13.61 per share to a low of $7.22 per share, and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	our ability to grow our revenue;
•	the announcement of new products or product enhancements by us or our competitors;
•	developments concerning regulatory oversight and approvals;
•	variations in our and our competitors’ results of operations;
•	successes or challenges in our collaborative arrangements or alternative funding sources;
•	developments in the health care and life science industries;
•	future issuances of common stock or other securities;
•	the addition or departure of key personnel;
•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the market for digital health and biotechnology companies in particular, has recently experienced extreme price and volume fluctuations. The volatility of our common stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include, among other statements, statements regarding the following:

●	our current and future capital requirements and our ability to satisfy our capital needs through financing transactions or otherwise;

●	our launch and market penetration plans;

●	the expected execution of agreements with various providers for our solution;

●	our ability to manufacture, market and generate sales of our medical devices, including Dario Blood Glucose monitor, Dario Blood Pressure monitor and Dario Weight Scale;

●	our ability to commercialize our membership programs, including our per member per month program for people with diabetes and hypertension, and our Business to Business to Consumer services;

●	our ability to develop, launch and commercialize the Dario Loop;

●	our ability to maintain our relationships with key partners;

●	our ability to complete required clinical trials of our product and obtain clearance or approval from the United States Food and Drug Administration, or other regulatory agencies in different jurisdictions;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks that could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the securities offered pursuant to this prospectus supplement will be approximately $38.1 million, based upon the public offering price of $7.49 per share (or share equivalent) and after the estimated offering expenses that are payable by us.

We intend to use the net proceeds from this offering for commercialization efforts for our products, such as increased marketing or production expenses, and for general working capital purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DILUTION

Dilution with respect to net tangible book value per share represents the difference between the price per share paid by the purchasers of the shares of common stock sold in this offering and the net tangible book value per share of common stock immediately after this offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of September 30, 2021 was approximately $104,439, or $6.33 per share.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 5,342,013 shares of our common stock (and assuming the full exercise of the pre-funded warrants) in this offering at an offering price of $7.49 per share, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $142,465, or $6.52 per share. This represents an immediate increase in as adjusted net tangible book value of $0.19 per share to existing stockholders and immediate dilution of $0.97 per share to new investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Public offering price per share		$7.49
Historical net tangible book value per share as of September 30, 2021	$6.33
Increase in net tangible book value per share after giving effect to this offering	$0.19
Pro forma as adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		$6.52
Dilution in adjusted net tangible book value per share to new investors purchasing shares of our common stock in this offering		$0.97

Unless we indicate otherwise, all information in this prospectus supplement is based on 16,509,344 shares of common stock outstanding as of September 30, 2021, and excludes:

•              662,120 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $16.27, 773,929 shares of our common stock issuable upon exercise of outstanding stock options under our 2020 Equity Incentive Plan at a weighted average exercise price of $20,18, and 303,459 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $18.48 per share; and

•              1,074,784 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $14.10 per share as of September 30, 2021.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our sale in this offering of 4,674,454 shares of common stock and pre-funded warrants to purchase up to 667,559 shares of common stock, assuming the exercise of all of the pre-funded warrants, at a public offering price of $7.49 per share (or share equivalent), after deducting estimated offering expenses payable by us.

You should read this table together with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020, including the historical financial statements and related notes included in each of those reports.

	As of September 30, 2021
	(Actual)		(As Adjusted)
	U.S. dollars in thousands (unaudited)
Stockholders’ equity:
Common Stock of $0.0001 par value –
Authorized: 160,000,000 shares at September 30, 2021 (unaudited) and December 31, 2020; Issued and Outstanding: 16,509,344 and 8,119,493 shares at September 30, 2021 (unaudited) and December 31, 2020, respectively	$	*)-	$	*)-
Preferred Stock of $0.0001 par value -
Authorized: 5,000,000 shares at September 30, 2021 (unaudited) and December 31, 2020; Issued and Outstanding: 12,097 and 15,823 at September 30, 2021 (unaudited) and December 31, 2020, respectively		*)-		*)-

Additional paid-in capital (through September 30, 2021)		304,382		342,408
Accumulated deficit (through September 30, 2021)		(199,943)		(199,943)
Total stockholders’ equity		$104,439		$142,465

*) Represents an amount lower than $1

The above discussion and table are based on 16,509,344 shares of common stock outstanding as of September 30, 2021 and excludes the following:

•             662,120 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $16.27, 773,929 shares of our common stock issuable upon exercise of outstanding stock options under our 2020 Equity Incentive Plan at a weighted average exercise price of $20.18, and 303,459 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $18.48 per share; and

•             1,074,784 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $14.10 per share as of September 30, 2021.

PLAN OF DISTRIBUTION

The offering price of the shares of common stock offered by this prospectus supplement and the accompanying prospectus has been determined based upon arm’s length negotiations between the purchasers and us. The shares of common stock sold pursuant to this prospectus supplement are being sold to institutional investors.

Our obligation to issue and sell the shares of common stock to the purchasers is subject to the conditions set forth in a securities purchase agreement between us and the purchasers, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares of common stock is subject to the conditions set forth in the securities purchase agreement, which may also be waived. We currently anticipate that the delivery of the shares of common stock and will occur on or about March 3, 2022. The closing may occur on one or more closings dates.

Expenses

We estimate the total offering expenses of this offering that will be payable by us will be approximately $143,000, which includes legal, printing and various other fees.

Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, acted as our global financial advisors, and Rosario and LifeSci Capital Markets served as financial advisors for the offering. The expenses of this offering include an aggregate fee to be paid to Cowen and Company, LLC, Stifel, Nicolaus & Company, Incorporated, Rosario and LifeSci Capital Markets $1,842,945 for services rendered as our financial advisors in connection with this offering.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the trading symbol “DRIO.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the common stock offered hereby.

This prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 9, 2021;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 16, 2021 and November 15, 2021, respectively;

(3)	Our Current Reports on Form 8-K and 8-K/A, as filed with the SEC on January 28, 2021, February 4, 2021, April 1, 2021, May 18, 2021, June 7, 201, June 8, 2021, July 9, 2021, August 16, 2021, October 22, 2021, November 29, 2021, January 19, 2022 and March 2, 2022; and

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 18 W. 18th St., New York, New York, Attention: Controller, (9724) 770-6377.

PROSPECTUS

$200,000,000

COMMON STOCK

We may from time to time sell common stock in one or more offerings, for an aggregate initial offering amount of $200,000,000. We refer to the common stock as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “DRIO.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2021.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to DarioHealth Corp., a Delaware corporation, collectively with its wholly-owned subsidiaries LabStyle Innovation Ltd. and Upright Technologies Ltd., each of which are Israeli companies, and Upright Technologies Inc. and PsyInnovations Inc., each a Delaware company.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a leading global Digital Therapeutics company revolutionizing the way people manage their health across the chronic condition spectrum to live a better and healthier life. Our mission is to transform how affected individuals manage their health and chronic conditions by empowering our customers to easily manage their conditions and take steps to improve their overall health. Most chronic conditions are driven by personal behaviors and the individual actions that are or are not taken. We believe that changing these behaviors can dramatically improve our customers’ overall health and substantially reduce unnecessary health spending. However, behavioral change and habit formation are difficult, especially in managing chronic disease and related conditions. Our digital therapeutics endeavor to produce lasting behavior changes in our customers by applying a novel combination of artificial intelligence, or AI, driven dynamic personalization and behavioral science at scale. This allows us to engage and support our customers, and offer them a complete virtual care solution, ideally resulting in improved health outcomes and reduced total cost of care.

We began our sales in the direct-to-consumer space, solving first for what we deemed the most difficult problems: how to engage users and support behavior change to improve clinical outcomes in diabetes. Our most developed AI tools leverage the direct-to-consumer experience from over 150,000 members to drive superior engagement and outcomes. In early 2020, we broadened our solutions to include other medical conditions in addition to diabetes, and to serve business customers who seek to improve the health of their stakeholders. Presently, we have deployed solutions for diabetes, hypertension, and pre-diabetes, and through our acquisition of Upright Technologies Ltd., we now offer solutions for musculoskeletal conditions. We are currently delivering Business to Business to Consumer solutions for providers, employers, and pharmaceutical companies, and we plan to develop a full-risk health plan business, which we expect will provide our AI driven, remote patient monitoring and coaching for a variety of chronic conditions, across a range of customer product lines in 2021.

Our address is 142 W. 57th St., 8th Floor, New York, New York and our telephone number is (646) 665-4667. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

Recent Developments

Acquisition of PsyInnovations, Inc.

On June 7, 2021, we completed our acquisition of PsyInnovations, Inc. (dba wayForward),  a behavioral health digital platform that includes AI-enabled screening to triage and navigate members to specific interventions, digital Cognitive Behavioral Therapy (CBT), self-directed care, expert coaching and access to in-person and telehealth provider visits. We agreed to pay (A) $5.75 million in cash and (B) up to $21.25 million in shares of the Company’s common stock, including up to $5.0 million structured as an earn-out payable in shares of common stock if our behavioral health exceed a certain threshold in 2022, subject to customary working capital and other adjustments as of the closing of the acquisition. $3.0 million of the merger consideration, consisting of $2.75 in shares of common stock and $250,000 in cash, are subject to a hold-back for a minimum of eighteen (18) months to secure indemnification obligations. At closing, we issued an aggregate of approximately 898,500 shares of our common stock, including the hold-back shares.

Upright GO S Launch

In June 2021, we announced the launch of the Upright GO S, a new wearable sensor based on the company's pioneering biofeedback technologies to make better back health accessible to more people. This new product from Upright, by Dario, is part of our planned growth strategy for increasing platform membership across both business partnerships and consumer channels.

Coastal Family Health Center

In June 2021, we announced that we were selected as digital health provider by Coastal Family Health Center, a local, non-profit healthcare network providing comprehensive primary care to patients across several underserved counties in and around the Mississippi Gulf Coast.

Workplace Options

In June 2021, we announced that we our digital behavioral health solution now includes Workplace Options (WPO) services for its global users. WPO is the largest independent provider of integrated employee wellbeing solutions around the world. Our digital behavioral health solution, powered by wayForward and now WPO, gives multi-national employers a way to improve mental health parity for international employees by offering the same high-quality care to people outside of the United States.

People One Health

In August 2021, we announced that our digital behavioral health solution was selected by regional primary care provider PeopleOne Health to be the digital behavioral health solution of choice for patients beginning in September 2021.

Employer Contracts

In September 2021, we announced that our digital behavioral health solution was selected by a casino resort company in California, which is expected to contribute revenue beginning in the fourth quarter of 2021. In addition, in September 2021, we also announced that we entered into an agreement to provide our suite of digital therapeutics for diabetes, hypertension and pre-diabetes to a Northeast regional employer, which is expected to contribute revenue beginning in the first quarter of 2022.

Agreement with Leading National Health Plan

In October 2021, we announced that we entered into an agreement with one of the largest U.S. national health plans to offer its self-insured employer customers the Dario digital behavioral health solution as part of its behavioral health offering. Initial members are expected on the platform in the fourth fiscal quarter of 2021, with additional rollout anticipated over the course of 2022. Dario will be paid a monthly fee for members that have access to the platform. We believe that the agreement has the potential to generate millions of dollars in annual revenue.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our Common Stock could decline as a result of any of these risks.  You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.   The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and development of our products and for general working capital purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, shares of common stock. The total initial offering price of all securities that we may issue in these offerings will not exceed $200,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law.

General

Our authorized capital stock currently consists of one hundred sixty million (160,000,000) shares of common stock, par value $0.0001 per share and five million (5,000,000) shares of blank-check preferred stock, par value $0.0001 per share. As of October 19, 2021, we had 16,562,472 shares of common stock and 12,097 shares of preferred stock, or the Preferred Stock, outstanding. To date, the Company has designated twenty five thousand (25,000) shares of its blank check Preferred Stock as Series A Preferred Stock, twelve thousand five hundred (12,500) shares of its blank check preferred stock as Series A-1 Preferred Stock, twelve thousand five hundred (12,500) shares of its blank check preferred stock as Series A-2 Preferred Stock, twelve thousand five hundred (12,500) shares of its blank check preferred stock as Series A-3 Preferred Stock and twelve thousand five hundred (12,500) shares of its blank check preferred stock as Series A-4 Preferred Stock. No other class or series of capital stock has been established.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Description of Preferred Stock

There can be one or more series of Preferred Stock. The Company can establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting. All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by our Board of Directors, the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Company, or at the request, in writing, of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Company issued and outstanding and entitled to vote. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by the Board of Directors, Chief Executive Officer, President or our Chairman of the Board of Directors, or at the request, in writing, by stockholders of record owning at least sixty-six and two-thirds (66 2/3%) percent of the issued and outstanding voting shares of common stock;

•	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our Board of Directors; and

•	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock. Their address is 18 Lafayette Place, Woodmere, NY 11598, telephone (212) 828-8436.

Listing

Our common stock is traded on Nasdaq under the symbol “DRIO.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;

•	any securities exchange or market on which the common stock may be listed;

•	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

•	any options pursuant to which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit.” In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of the securities offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 9, 2021;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 17, 2021 and August 16, 2021, respectively;

(3)	Our Current Reports on Form 8-K and 8-K/A, as filed with the SEC on January 28, 2021, February 4, 2021, April 1, 2021 May 18, 2021, June 7, 2021, June 8, 2021, July 9, 2021, August 16, 2021 and October 22, 2021; and

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 142 W. 57th St., 8th Floor, New York, New York, Attention: Controller, (646) 665-4667.

4,674,454 Shares of Common Stock

667,559 Shares of Common Stock Underlying Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

February 28, 2022